--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : FEBRUARY 9, 1998

                               GETTY IMAGES, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                       000-23747                98-0177556
 (State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
      of incorporation)                                          Identification
                                                                      No.)

   2013 FOURTH AVENUE, FOURTH FLOOR                 101 BAYHAM STREET
         SEATTLE, WASHINGTON                         LONDON, ENGLAND
                98121                                    NW1 OA6
            (206) 441-9355                        (011 44 171) 544-3456

             (Addresses, including zip code, and telephone numbers,
              including area code, of principal executive offices)

                            ------------------------

                           122 SOUTH MICHIGAN AVENUE

                                   SUITE 900

                            CHICAGO, ILLINOIS 60603

                 (Former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXPLANATORY NOTE

    This Amendment No. 1 to the Current Report on Form 8-K dated February 9, 1998 (the "Report") filed by Getty Images, Inc., a Delaware corporation ("Getty Images" or the "Company"), relates to the Company's completion of the transactions described below. The purpose of this Amendment is to amend Item 7 to update and provide the required financial information relating to such transactions which, in each case, it was impracticable to provide at the time the Company filed the Report.

    On February 9, 1998, Getty Images completed a series of transactions that resulted in the combination of the businesses of Getty Communications plc, a public limited company organized under the laws of England and Wales ("Getty Communications"), and PhotoDisc, Inc., a Washington corporation ("PhotoDisc"). Descriptions of these transactions were included in (i) the Report as filed with the Securities and Exchange Commission (the "Commission") on February 24, 1998 and (ii) the Registration Statement on Form S-4 (No. 333-38777) that the Company filed with the Commission (as amended, the "Registration Statement") in connection with the meetings of shareholders of Getty Communications and the special meeting of the shareholders PhotoDisc that were required to approve the transactions.

    As a result of such transactions, Getty Images became the successor to Getty Communications. Trading in Getty Communications American Depository Shares ("ADSs") on the Nasdaq National Market (NASDAQ: GETTY) terminated on February 10, 1998 and trading subsequently commenced in shares of Getty Images common stock on the Nasdaq National Market (NASDAQ:GETY). Registration of the Getty Communications ordinary shares and ADSs under the Securities Exchange Act of 1934, as amended, has been terminated.

    Also as described in the Report, (i) on February 9, 1998, Getty Investments, L.L.C. ("Getty Investments") completed a subscription for 1,518,644 shares of Getty Images common stock at a purchase price of $18.4375 per share or an aggregate of $28 million (the "Getty Investments Subscription") and (ii) on February 10, 1998, Getty Images and Getty Communications completed their acquisition (the "Allsport Acquisition") of all of the issued and outstanding shares of Allsport Photographic plc ("Allsport").

ITEM 7.FINANCIAL STATEMENTS, PRO FORMA CONSOLIDATED FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

        (1) The audited financial statements of PhotoDisc, Inc. as of December 31, 1997 and for the year ended December 31, 1997, are set forth on pages F-2 to F-15. Prior period financial statements for PhotoDisc, Inc. were included in the Registration Statement.

        (2) The audited financial statements of Allsport Photographic plc as of November 30, 1997 and for the year ended November 30, 1997 are set forth on pages F-16 to F-34.

(b) Pro Forma Financial Information.

    In this Item 7 (b), the following shall have the meaning indicated:

Acquisitions.................  the Allsport Acquisition and the Merger, together

Acquisition Agreement........  the agreement dated February 6, 1998, among Getty Images,
                               Getty Communications and Stephen Michael Powell and others named therein

Allsport.....................  Allsport Photographic plc, a public limited company organized under the laws of England and Wales

Allsport Acquisition.........  the acquisition of Allsport pursuant to the Acquisition
                               Agreement

Allsport Ordinary Shares.....  the issued ordinary shares, nominal value L1 per share, of
                               Allsport

EBITDA.......................  earnings before interest, taxes, exchange gains/(losses), depreciation, legal settlement costs and amortization

Getty Communications.........  Getty Communications plc, a public limited company organized under the laws of England and Wales, the predecessor company to Getty Images

Getty Images.................  Getty Images, Inc., a Delaware corporation

Getty Images Common Stock....  common stock, par value $0.01 per share, of Getty Images

Getty Ordinary Shares........  the issued Class A and Class B ordinary shares, nominal value L0.01 per share, of Getty Communications

Merger.......................  the merger of PhotoDisc and Merger Sub, with Merger Sub as the surviving corporation in the Merger, with each then
                               outstanding share of PhotoDisc Common Stock converting into the right to receive the amount of cash and number of shares specified in the Merger Agreement

Merger Agreement.............  the agreement dated September 15, 1997 by and among Getty
                               Images, Getty Communications, Merger Sub and PhotoDisc

Merger Sub...................  Print Merger, Inc., a Washington corporation and wholly owned subsidiary of Getty Images

PhotoDisc....................  PhotoDisc, Inc., a Washington corporation

PhotoDisc Common Stock.......  common stock, par value $0.01 per share, of PhotoDisc

Scheme of Arrangement........  the arrangement in accordance with the Companies Act, 1985 of Great Britain whereby each Getty Ordinary Share was
                               transferred to Getty Images or its nominees and the holders of Getty Ordinary Shares were issued one share of Getty
                               Images Common Stock for every two Getty Ordinary Shares and
                               Getty Communications became a subsidiary of Getty Images

Series A Preferred Stock.....  series A preferred stock, par value $0.01 per share, of
                               PhotoDisc

    The following unaudited condensed pro forma consolidated financial information (the "Pro Forma Consolidated Financial Information") gives pro forma effect to the completion of the Scheme of Arrangement, the Merger, the Getty Investments Subscription and the Allsport Acquisition (collectively, the "Transactions"), after giving effect to the pro forma adjustments described in the accompanying notes. The Pro Forma Consolidated Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of each of Getty Communications (which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997) and PhotoDisc and Allsport (which are included in this Current Report on Form 8-K/A).

    The Pro Forma Consolidated Financial Information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or financial position of Getty Images would have been had the Transactions occurred on the respective dates assumed, nor is it necessarily indicative of Getty Images' future operating results or consolidated financial position.

    Getty Images will account for the acquisitions of PhotoDisc and Allsport by the purchase method of accounting in accordance with U.S. GAAP. Accordingly, the purchase consideration for acquiring the share capital of PhotoDisc and Allsport has been allocated to the assets acquired, the liabilities assumed, goodwill and other intangible assets acquired. A preliminary allocation of the purchase price for each of PhotoDisc and Allsport has been reflected in the Pro Forma Consolidated Financial Information. A final allocation of the purchase price for each of PhotoDisc and Allsport is dependent upon the completion of certain valuations and other studies which will be completed before the announcement of the results of operations of Getty Images for the quarter ended March 31, 1998. Getty Images believes that, once the valuations and other studies are completed, the resulting allocation of purchase price will not result in an overall result significantly different from the preliminary allocation and period of amortization assumed for the purposes of the Pro Forma Consolidated Financial Information.

        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENT AND
                       SUMMARIZED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

    The following unaudited condensed pro forma income statement and summarized statement of cash flows for the year ended December 31, 1997 are derived from the audited historical consolidated statement of operations and consolidated statement of cash flows of Getty Communications for the year then ended, the audited historical consolidated statement of operations and consolidated statement of cash flows of PhotoDisc for the year then ended, and the audited historical consolidated profit and loss account and consolidated statement of cash flows of Allsport for the year ended November 30, 1997, after giving effect to the pro forma adjustments described in the notes to the Pro Forma Consolidated Financial Information. Such adjustments have been determined as if the Transactions took place on January 1, 1997 the first day of the financial period presented in the Pro Forma Consolidated Financial Information.

                                            GETTY                                                  PRO FORMA      PRO FORMA
                                       COMMUNICATIONS   ALLSPORT    PHOTODISC   ADJUSTMENTS(1A)  ADJUSTMENTS(2)  CONSOLIDATED
                                           $'000S        $'000S      $'000S         $'000S           $'000S         $'000S
                                       ---------------  ---------  -----------  ---------------  --------------  ------------
Sales................................       100,797        15,401      41,995                                         158,193
Cost of sales........................       (37,514)*      (1,948)     (8,083)         1,368                          (46,177)*
                                            -------     ---------  -----------       -------          -------    ------------
Gross profit.........................        63,283        13,453      33,912          1,368                          112,016
Selling, general and administrative
  expenses...........................       (43,936)*     (12,572)    (29,686)         2,108                          (84,086)*
Amortization of intangibles..........        (3,253)       --          --                             (32,191)(a)      (35,444)
Depreciation.........................        (8,214)       --          --             (3,065)                         (11,279)
                                            -------     ---------  -----------       -------          -------    ------------
Operating income/(loss)..............         7,880           881       4,226            411          (32,191)        (18,793)
Net interest income/(expense)........         1,187           (90)        181                          (2,329)(b)       (1,051)
Other expenses.......................        --            --            (185)                                           (185)
Exchange losses......................          (198)       --          --                                                (198)
Legal settlement.....................          (974)       --          --                                                (974)
                                            -------     ---------  -----------       -------          -------    ------------
Income before taxes..................         7,895           791       4,222            411          (34,520)        (21,201)
Income taxes.........................        (3,873)         (401)     (1,594)          (127)             815(c)       (5,180)
                                            -------     ---------  -----------       -------          -------    ------------
Net income/(loss)....................         4,022           390       2,628            284          (33,705)        (26,381)
                                            -------     ---------  -----------       -------          -------    ------------
                                            -------     ---------  -----------       -------          -------    ------------
EBITDA...............................        19,347         2,041       6,542         --               --              27,930
                                            -------     ---------  -----------       -------          -------    ------------
                                            -------     ---------  -----------       -------          -------    ------------
Net cash provided by/(used in):
  Operating activities...............        13,174         1,098       5,514                          (2,245)(b)       17,541
  Investing activities...............       (35,447)       (1,161)     (6,053)                        (70,974)(3c)     (113,635)
  Financing activities...............        (3,052)           13      (1,998)                         59,794(d)       54,757
Loss per share
  --primary..........................                                                                                   (0.90)
  --fully diluted....................                                                                                   (0.82)
Average number of shares outstanding
  --primary..........................                                                                              29,452,988
  --fully diluted....................                                                                              32,065,347

------------------------

* Getty Communications' pro forma cost of sales and selling, general and administrative expenses are exclusive of depreciation, which is included in depreciation separately below.

 See accompanying notes to the Pro Forma Consolidated Financial Information on pages 7 to 15

            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

                              AT DECEMBER 31, 1997

    The following unaudited condensed pro forma balance sheet at December 31, 1997 is derived from the audited historical consolidated balance sheet of Getty Communications at December 31, 1997, the audited historical consolidated balance sheet of PhotoDisc at December 31, 1997 and the audited historical consolidated balance sheet of Allsport at November 30, 1997, after giving effect to the pro forma adjustments described in the notes to the Pro Forma Consolidated Financial Information. Such adjustments have been determined as if the Transactions took place on December 31, 1997.

            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

                              AT DECEMBER 31, 1997

                                                GETTY                                 ADJUSTMENTS    PRO FORMA      PRO FORMA
                                           COMMUNICATIONS    ALLSPORT     PHOTODISC      (1B)      ADJUSTMENTS(3)  CONSOLIDATED
                                                $'000          $'000        $'000        $'000         $'000          $'000
                                           ---------------  -----------  -----------  -----------  --------------  ------------
                                                            ASSETS
CURRENT ASSETS
Cash and cash equivalents................        29,234          1,848        3,778       (2,329)       (11,180)(a)      21,351
Accounts receivable......................        23,431          2,835        2,660                                     28,926
Inventories..............................        --             --            1,752                                      1,752
Income taxes receivable..................        --             --              859                                        859
Prepaid expenses and other assets........         7,839            328        1,063                                      9,230
                                                -------     -----------  -----------  -----------       -------    ------------
TOTAL CURRENT ASSETS.....................        60,504          5,011       10,112       (2,329)       (11,180)        62,118
Fixed assets, net........................        39,853          5,701        7,432       (3,608)                       49,378
Intangible assets........................        66,870         --              234                     289,538(b)     356,642
Other long term assets...................        --             --              388                                        388
Deferred assets..........................         4,411             69       --                                          4,480
                                                -------     -----------  -----------  -----------       -------    ------------
TOTAL ASSETS.............................       171,638         10,781       18,166       (5,937)       278,358        473,006
                                                -------     -----------  -----------  -----------       -------    ------------
                                                -------     -----------  -----------  -----------       -------    ------------

                                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable.........................        21,461            933        3,890                                     26,284
Accrued expenses.........................        10,305          1,287        1,913                                     13,505
Income taxes payable.....................         3,580            504        1,175                                      5,259
Short-term borrowing, including current
  portion of long term debt..............         2,096            232       --                                          2,328
                                                -------     -----------  -----------                               ------------
TOTAL CURRENT LIABILITIES................        37,442          2,956        6,978                                     47,376
LONG-TERM DEBT...........................        14,657          1,356       --            5,588         31,794(c)      53,395
                                                -------     -----------  -----------  -----------       -------    ------------
TOTAL LIABILITIES........................        52,099          4,312        6,978        5,588         31,794        100,771
                                                -------     -----------  -----------  -----------       -------    ------------
SHAREHOLDERS' EQUITY
Common stock.............................           608            110           85            7           (511)(h)         299
Preferred stock..........................        --             --               17                         (17)(h)      --
Additional paid-in capital...............       108,049             35        4,552           84        111,135(h)     223,855
Note receivable from shareholder.........        --             --              (18)                         18(h)      --
Deferred compensation....................        --             --             (195)                        195(h)      --
Revaluation reserve......................        --              3,530       --           (3,530)                       --
Capital reserve..........................        --                 45       --                             (45)(h)      --
Retained earnings........................         8,124          2,776        6,754       (8,086)        (1,444)(h)       8,124
Cumulative translation adjustments.......         2,758            (27)          (7)                         34(h)       2,758
Equity restructuring adjustments.........        --             --           --                         137,199(h)     137,199
                                                -------     -----------  -----------  -----------       -------    ------------
TOTAL SHAREHOLDERS' EQUITY...............       119,539          6,469       11,188      (11,525)       246,564        372,235
                                                -------     -----------  -----------  -----------       -------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY.................................       171,638         10,781       18,166       (5,937)       278,358        473,006
                                                -------     -----------  -----------  -----------       -------    ------------
                                                -------     -----------  -----------  -----------       -------    ------------

 See accompanying notes to the Pro Forma Consolidated Financial Information on pages 7 to 15.

           NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

NOTE 1--ADJUSTMENTS TO HISTORICAL FINANCIAL STATEMENTS

    The historical financial statements of PhotoDisc are presented in U.S. dollars and prepared in accordance with U.S. GAAP. The historical financial statements of Allsport are prepared in accordance with U.K. GAAP, are presented in pounds sterling and have been translated to U.S. dollars for the purposes of this Pro Forma Consolidated Financial Information.

    Certain reclassifications have been made to reflect the differences arising from the adoption of Getty Images' classification of income and expenses and accounting policies. In addition, adjustments have been made to recognize the effect of certain costs arising from the Transactions, the exercise of warrants over shares of PhotoDisc Common Stock and the application of U.S. GAAP to the financial statements of Allsport. These adjustments to the financial statements are detailed below.

    (a) Income statement adjustments:

                                                                                        $
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
COST OF SALES
Reclassification of PhotoDisc credit card costs to selling, general and
  administrative expenses......................................................           605
Reclassification of PhotoDisc depreciation in respect of images to
  depreciation.................................................................           763
                                                                                       ------
                                                                                        1,368
                                                                                       ------
                                                                                       ------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Reclassification of PhotoDisc credit card costs from cost of sales.............          (605)
Reclassification of PhotoDisc depreciation in respect of assets other than
  images to depreciation.......................................................         1,553
Reclassification of Allsport depreciation in respect of assets to
  depreciation.................................................................           749
Capitalisation of Allsport costs to conform with the accounting policies of
  Getty Images.................................................................           411
                                                                                       ------
                                                                                        2,108
                                                                                       ------
                                                                                       ------
DEPRECIATION
Reclassification of depreciation, as above.....................................        (3,065)
                                                                                       ------
                                                                                       ------
INCOME TAXES
The capitalisation of Allsport costs give rise to an increase in the income
  rate charge calculated at 31%................................................          (127)
                                                                                       ------
                                                                                       ------

           NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    (b) Balance sheet adjustments:

                                                                                      $
                                                                             --------------------
                                                                                (IN THOUSANDS)
CASH AND CASH EQUIVALENTS
Receipt of cash as a result of exercise of the outstanding warrants to purchase an aggregate of 500,880 shares of PhotoDisc Common Stock at
  $0.125 per share and 167,592 shares of PhotoDisc Common Stock at $0.1575 per share, which were exercised in connection with the Merger or would
  have expired.............................................................                    91
PhotoDisc's transaction expenses...........................................     (3,254)
Less: PhotoDisc transaction expenses incurred at December 31, 1997.........        932
                                                                             ---------
                                                                                           (2,322)
Allsport's transaction expenses............................................                   (98)
                                                                                        ---------
                                                                                           (2,329)
                                                                                        ---------
                                                                                        ---------
FIXED ASSETS
Write-off of Allsport's film library included at valuation in the Allsport
  historical financial statements..........................................                 3,608
                                                                                        ---------
                                                                                        ---------
LONG TERM DEBT
Cash paid to holders of options over shares of PhotoDisc Common Stock prior
  to closing...............................................................                 5,588
                                                                                        ---------
                                                                                        ---------
COMMON STOCK
Par value of new shares issued as a result of exercise of warrants over
  shares of PhotoDisc Common Stock.........................................                     7
                                                                                        ---------
                                                                                        ---------
ADDITIONAL PAID-IN CAPITAL
Premium on new shares issued as a result of exercise of warrants over
  shares of PhotoDisc Common Stock.........................................                    84
                                                                                        ---------
                                                                                        ---------
REVALUATION RESERVE
Write-off of Allsport's film library included at valuation in the Allsport
  historical financial statements..........................................                (3,530)
                                                                                        ---------
                                                                                        ---------
RETAINED EARNINGS
PhotoDisc's transaction expenses...........................................     (3,254)
Less: PhotoDisc transaction expenses incurred at December 31, 1997.........        932
                                                                             ---------
                                                                                           (2,322)
Cash paid to holders of options over shares of PhotoDisc Common Stock prior
  to closing...............................................................                (5,588)
Allsport's transaction expenses............................................                   (98)
Write-off of Allsport's film library.......................................                   (78)
                                                                                        ---------
                                                                                           (8,086)
                                                                                        ---------
                                                                                        ---------

           NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

NOTE 2--PRO FORMA ADJUSTMENTS TO INCOME STATEMENT AND SUMMARIZED STATEMENT OF CASH FLOWS

    The pro forma adjustments comprise the following:

    (a) Amortization of intangible assets, had the Transactions taken place on January 1, 1998

                                                                                      $
                                                                             --------------------
                                                                                (IN THOUSANDS)
Amortization of Allsport's other intangible assets.........................      3,039
Amortization of goodwill relating to Allsport..............................      2,189
                                                                             ---------
                                                                                            5,228
Amortization of PhotoDisc's other intangible assets........................     17,404
Amortization of goodwill relating to PhotoDisc.............................      9,559
                                                                             ---------
                                                                                           26,963
                                                                                        ---------
                                                                                           32,191
                                                                                        ---------
                                                                                        ---------

    The acquisitions of PhotoDisc and Allsport generated goodwill of $191,181,000 and $43,778,000, respectively, based on the preliminary allocation of the purchase prices (see Note 3(b)). These balances will be capitalized and amortized. Getty Images' management considers twenty years to be a suitable period of amortization for this goodwill. Other intangible assets arising on the Acquisition ($50,008,000 and $4,571,000 for PhotoDisc and Allsport, respectively, based on the preliminary allocation of purchase prices) will be capitalized and amortized over a period of 1 to 4 years.

    (b) Interest expense on long-term debt

    The Acquisitions have been funded in part via long-term debt amounting to $32,215,000 (see Note 3(c)). Interest on this debt is payable at 1.25% above U.S. dollar LIBOR, which is assumed to be 5.7188% for the purposes of this Pro Forma Consolidated Financial Information (which was the 1 month rate quoted by BT Alex. Brown Incorporated on December 31, 1997).

    The resulting interest charge to the income statement, had the Acquisitions taken place on January 1, 1997, would have been as follows:

                                                                                        $
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
Interest at 6.9688%............................................................         2,245
Amortization of arrangement fee over a five year period........................            84
                                                                                        -----
                                                                                        2,329
                                                                                        -----
                                                                                        -----

    The variable interest rate assumed above is based on rates prevailing as at December 31, 1997. A 0.125% variance in variable interest rates would have an impact of $40,000 on the pro forma interest expense for the year ended December 31, 1997.

    (c) The pro forma interest charge qualifies for tax relief at 35%. The resulting credit to the income statement that would have occurred had the Acquisitions taken place on January 1, 1997 is $815,000 for the year ended December 31, 1997.

NOTE 2--PRO FORMA ADJUSTMENTS TO INCOME STATEMENT AND SUMMARIZED STATEMENT OF CASH FLOWS (CONTINUED)

    (d) The Transactions give rise to a cash inflow on financing activities as follows:-

                                                                                       $
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
Total term debt (see Note 3(c))................................................       32,215
Arrangement fee, paid from cash and cash equivalents (see Note 3 (c))..........         (421)
                                                                                      ------
                                                                                      31,794
Subscription for shares of Getty Images Common Stock (see Note 3(a))...........       28,000
                                                                                      ------
                                                                                      59,794
                                                                                      ------
                                                                                      ------

NOTE 3--PRO FORMA ADJUSTMENTS TO BALANCE SHEET

    (a) The effect of the Transactions on cash and cash equivalents is summarized below:-

                                                                                       $
                                                                                      (IN
                                                                                  THOUSANDS)
                                                                                 -------------
Subscription for 1,518,644 shares of Getty Images Common Stock pursuant to the
  Getty Investments Subscription...............................................       28,000
Cash outgoings in respect of the Acquisitions (see Note 3(c))..................      (39,180)
                                                                                 -------------
                                                                                     (11,180)
                                                                                 -------------
                                                                                 -------------

    (b) Under the Acquisition Agreement, holders of Allsport Ordinary Shares were entitled to receive stock consideration and cash consideration. This, together with other associated costs, is summarised below:

                                                                                       $
                                                                                      (IN
                                                                                  THOUSANDS)
                                                                                 -------------
PURCHASE PRICE OF ALLSPORT
Cash consideration to holders of Allsport Ordinary Shares at closing...........       26,998
Getty Images' transaction expenses.............................................          900
                                                                                      ------
Cash costs of the Allsport Acquisition (see Note 3(c)).........................       27,898
Stock Consideration--Shares of Getty Images Common Stock issued (691,899 @
  $21.25) (see note 3(d))......................................................       14,703
Fair value of options over shares of Allsport Common Stock converted to options
  over shares of Getty Images Common Stock (see Note 3(f)).....................        8,511
                                                                                      ------
Total purchase price...........................................................       51,112
Estimated fair value of Allsport at November 30, 1997 (see Note 3(g))..........       (2,763)
                                                                                      ------
Excess of purchase price over net assets acquired..............................       48,349
Amount allocated to other intangibles (amortized over 1 to 3 years)............       (4,571)
                                                                                      ------
Amount allocated to goodwill (amortized over 20 years).........................       43,778
                                                                                      ------
                                                                                      ------

    Under the Merger Agreement, holders of shares of PhotoDisc Common Stock were entitled to receive at the closing of the Merger, stock consideration and cash consideration. This, together with other associated costs, is summarized below:

                                                                                       $
                                                                                      (IN
                                                                                  THOUSANDS)
                                                                                 -------------
PURCHASE PRICE OF PHOTODISC
Cash consideration to holders of shares of PhotoDisc Common Stock and Series A
  Preferred Stock at closing...................................................       34,076
Getty Images' transaction expenses.............................................        9,000
                                                                                 -------------
Cash costs of the Merger (see Note 3(c)).......................................       43,076
Stock consideration - Shares of Getty Images Common Stock issued (8,083,831 @
  $21.25) (see Note 3(d) and 3(e)).............................................      171,781
Fair value of options over shares of PhotoDisc Common Stock converted to
  options over shares of Getty Images Common Stock (see Note 3(f)).............       29,701
                                                                                 -------------
Total purchase price...........................................................      244,558
Estimated fair value of PhotoDisc at December 31, 1997 (see Note 3(g)).........       (3,369)
                                                                                 -------------
Excess of purchase price over net assets acquired..............................      241,189
Amount allocated to other intangibles (amortized over 2 to 3 years)............      (50,008)
                                                                                 -------------
Amount allocated to goodwill (amortized over 20 years).........................      191,181
                                                                                 -------------
                                                                                 -------------

Total goodwill arising on the PhotoDisc and Allsport acquisitions..............      234,959
                                                                                 -------------
                                                                                 -------------
Total goodwill and other intangible assets.....................................      289,538
                                                                                 -------------
                                                                                 -------------

    (c) The debt required totalling $36,215,000, together with the associated costs, are reflected in the pro forma balance sheet as follows:

                                                                              $
                                                                        (IN THOUSANDS)
                                                                 ----------------------------
Cash costs of the Allsport Acquisition.........................                      27,898
Cash costs of the Merger.......................................                      43,076
                                                                                -------------
                                                                                     70,974
                                                                                -------------
                                                                                -------------
Funded by:
  Long term debt...............................................       32,215
  Less: arrangement fee (see Note 3(a))........................         (421)
                                                                      ------
                                                                                     31,794
  Cash and cash equivalents....................................                      39,180
                                                                                -------------
                                                                                     70,974
                                                                                -------------
                                                                                -------------

    (d) The number of shares of Getty Images Common Stock issued by way of stock consideration has been valued at the closing trading price of Getty Communications ADSs on the Nasdaq National Market on the closing date of February 9, 1998.

    (e) Of the number of shares of Getty Images Common Stock issued by way of stock consideration to PhotoDisc shareholders, approximately 1.0 million are escrow shares. Escrow shares are included in the purchase price for accounting purposes.

    (f) Options over shares of PhotoDisc Common Stock which convert into options over shares of Getty Images Common Stock, have been valued by reference to the Black-Scholes option pricing model.

    Employees of Allsport held options over Allsport Ordinary Shares owned by an Employee Benefit Trust. Shares of Getty Images Common Stock issued to the Employee Benefit Trust have not been valued for the purposes of calculating the costs of acquisition but the underlying options over Allsport Ordinary Shares, which convert into options over shares of Getty Images Common Stock, have been valued by reference to the Black-Scholes option pricing model.

    (g) The estimated fair values are calculated as follows:

                                                                                       $
                                                                                      (IN
                                                                                  THOUSANDS)
                                                                                 -------------
ALLSPORT
Total shareholders' equity.....................................................        6,469
Adjustments to Allsport........................................................       (3,706)
                                                                                 -------------
                                                                                       2,763
                                                                                 -------------
                                                                                 -------------
PHOTODISC
Total shareholders' equity.....................................................       11,188
Adjustments to PhotoDisc.......................................................       (7,819)
                                                                                 -------------
                                                                                       3,369
                                                                                 -------------
                                                                                 -------------

    (h) Under the Scheme of Arrangement, Getty Images issued one share of Getty Images Common Stock for every two shares held by holders of Getty Ordinary Shares. Getty Images issued shares to holders of Allsport Ordinary Shares and shares of PhotoDisc Common Stock in accordance with the Acquisition Agreement and Merger Agreement, respectively. The following consolidation adjustments are required in respect of shareholders' equity as a result of these transactions.

                                                                                                       $
                                                                                                (IN THOUSANDS)
                                                                                             ---------------------
COMMON STOCK
Elimination of Allsport Ordinary Shares at par.............................................       (110)
Shares of Getty Images Common Stock issued at par to Allsport shareholders.................         11
                                                                                             ---------
                                                                                                               (99)
Elimination of shares of PhotoDisc Common Stock at par, following the exercise of 688,472
  warrants over shares of PhotoDisc Common Stock...........................................        (92)
Shares of Getty Images Common Stock issued at par to PhotoDisc shareholders................         81
                                                                                             ---------
                                                                                                               (11)
Elimination of Getty Ordinary Shares at par and issue of shares of Getty Images Common
  Stock at a ratio of 1:2..................................................................                   (416)
Subscription for shares of Getty Images Common Stock at par (see Note 3(a))................                     15
                                                                                                        ----------
                                                                                                              (511)
                                                                                                        ----------
                                                                                                        ----------
PREFERRED STOCK
Conversion and elimination of PhotoDisc's Series A Preferred Stock.........................                    (17)
                                                                                                        ----------
                                                                                                        ----------
ADDITIONAL PAID IN CAPITAL
Elimination of additional paid-in capital of Allsport......................................        (35)
Premium on shares of Getty Images Common Stock issued to holders of Allsport Ordinary
  Shares...................................................................................     24,170
                                                                                             ---------
                                                                                                            24,135
Elimination of additional paid-in capital of PhotoDisc, following the exercise of warrants
  over shares of PhotoDisc Common Stock....................................................     (4,636)
Premium on shares of Getty Images Common Stock issued to holders of shares of PhotoDisc
  Common Stock.............................................................................    171,700
                                                                                             ---------
                                                                                                           167,064
Elimination of additional paid-in capital of Getty Communications..........................               (108,049)
Premium on subscription for shares of Getty Images Common Stock (see Note 3(a))............                 27,985
                                                                                                        ----------
                                                                                                           111,135
                                                                                                        ----------
                                                                                                        ----------

                                                                                                        $
                                                                                                 (IN THOUSANDS)
                                                                                         -------------------------------
NOTE RECEIVABLE FROM SHAREHOLDER
Elimination of note receivable from shareholders by PhotoDisc..........................                               18
                                                                                                               ---------
                                                                                                               ---------
DEFERRED COMPENSATION
Elimination of PhotoDisc deferred compensation.........................................                              195
                                                                                                               ---------
                                                                                                               ---------
CAPITAL RESERVES
Elimination of capital reserves of Allsport............................................                              (45)
                                                                                                               ---------
                                                                                                               ---------
RETAINED EARNINGS
Elimination of Allsport pre-acquisition retained earnings
  Reserves at November 30, 1997........................................................                (2,776)
  Allsport's transaction expenses......................................................                    98
  Write-off of film library............................................................                    78
                                                                                                    ---------
                                                                                                                  (2,600)
Elimination of PhotoDisc pre-acquisition retained earnings:
  Reserves at December 31, 1997........................................................                (6,754)
  Cash paid to holders of options over shares of PhotoDisc Common Stock prior to                        5,588
    closing............................................................................
  PhotoDisc's transaction expenses.....................................................      3,254
  Less: PhotoDisc transaction expenses incurred at December 31, 1997...................       (932)
                                                                                         ---------
                                                                                                        2,322
                                                                                                    ---------
                                                                                                                   1,156
                                                                                                               ---------
                                                                                                                  (1,444)
                                                                                                               ---------
                                                                                                               ---------
CUMULATIVE TRANSLATION ADJUSTMENTS
Elimination of Allsport pre-acquisition translation adjustments........................                               27
Elimination of PhotoDisc pre-acquisition translation adjustments.......................                                7
                                                                                                               ---------
                                                                                                                      34
                                                                                                               ---------
                                                                                                               ---------

                                                                                                         $
                                                                                                   (IN THOUSANDS)
                                                                                                --------------------
EQUITY RESTRUCTURING ADJUSTMENTS
Fair value of options over shares of Allsport Common Stock held by an Employee Benefit Trust
  converted to options over shares of Getty Images' Common Stock (see Note 3(f))..............      8,511
Shares of Getty Images Common Stock issued to an Employee Benefit Trust, options over which
  are held by employees of Allsport...........................................................     (9,478)
                                                                                                ---------
                                                                                                                (967)
Elimination of Getty Ordinary Shares at par, net of the conversion to shares of Getty Images
  Common Stock................................................................................                   416
Fair value of options over shares of PhotoDisc Common Stock converted to options over shares
  of Getty Images' Common Stock (see Note 3(f))...............................................                29,701
Elimination of additional paid in capital of Getty Communications.............................               108,049
                                                                                                           ---------
                                                                                                             137,199
                                                                                                           ---------
                                                                                                           ---------

    (i) Options over shares of Getty Communications ADSs have converted into equivalent options over shares of Getty Images Common Stock. This conversion does not require the establishment of a new measurement date.

NOTE 4--GENERAL

    (a) The Pro Forma Consolidated Financial Information does not include adjustments to eliminate amounts relating to transactions between Getty Communications and PhotoDisc and Allsport because such amounts are not considered material.

    (b) Potential cost savings and efficiencies resulting from the Transactions have not been reflected in the Pro Forma Consolidated Financial Information.

(c)  Exhibits.

    The following exhibits are filed as part of this report:

       23.1    Consent of Coopers & Lybrand, L.L.P.
       23.2    Consent of Maidment Penney Quick & Co.

                         INDEX TO FINANCIAL STATEMENTS

PHOTODISC, INC. FINANCIAL STATEMENTS

Report of Independent Accountants.............................................      F-2
Consolidated Balance Sheet as of December 31, 1997............................      F-3
Consolidated Statement of Operations for the year ended December 31, 1997.....      F-4
Consolidated Statement of Stockholders' Equity for the year ended December 31,
  1997........................................................................      F-5
Consolidated Statement of Cash Flows for the year ended December 31, 1997.....      F-6
Notes to Consolidated Financial Statements....................................  F-7 to F-15

ALLSPORT PHOTOGRAPHIC PLC FINANCIAL STATEMENTS PRESENTED IN ACCORDANCE WITH
  U.K. GAAP

Report of Independent Accountants.............................................     F-16
Consolidated Profit and Loss Account for the year ended November 30, 1997.....     F-17
Consolidated Balance Sheet at November 30, 1997...............................     F-18
Consolidated Statement of Cash Flows for the year ended November 30, 1997.....     F-20
Notes to the Consolidated Statement of Cash Flows.............................     F-21
                                                                                  F-22 to
Notes to Consolidated Financial Statements....................................     F-34

    The financial statements of Allsport Photographic plc refer to Allsport Photographic plc as the company and to Allsport Photographic plc and its subsidiaries as the group.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
PhotoDisc, Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheet of PhotoDisc, Inc. and Subsidiaries (the Company) as of December 31, 1997, and the related consolidated statement of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of PhotoDisc Europe, a wholly-owned subsidiary, which statements reflect total assets of $2,374,094 at December 31, 1997 and total revenues and net income of $9,315,919 and $68,752, respectively, for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for PhotoDisc Europe, is based solely on the report of the other auditors.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

February 25, 1998
Seattle, Washington

                        PHOTODISC, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
      DECEMBER 31, 1997 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                           1997
                                                                                                         ---------
                                                      ASSETS
Current assets:
  Cash and cash equivalents............................................................................  $   3,778
  Trade accounts receivable, net of allowance of $500..................................................      2,614
  Other accounts receivable............................................................................         46
  Inventories..........................................................................................      1,752
  Deferred taxes.......................................................................................        859
  Prepaid expenses.....................................................................................      1,063
                                                                                                         ---------
    Total current assets...............................................................................     10,112

Property and equipment:
  Leasehold improvements...............................................................................        470
  Furniture and equipment..............................................................................      1,350
  Computer equipment and software......................................................................      5,737
  Image collection.....................................................................................      3,327
                                                                                                         ---------
                                                                                                            10,884
  Less accumulated depreciation........................................................................     (3,452)
                                                                                                         ---------
    Net property and equipment.........................................................................      7,432

Other assets:
  Goodwill, net of accumulated amortization of $53.....................................................        234
  Other................................................................................................        388
                                                                                                         ---------
    Total assets.......................................................................................  $  18,166
                                                                                                         ---------
                                                                                                         ---------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................................................................  $   3,890
  Accrued payroll......................................................................................        987
  Other accrued liabilities............................................................................        926
  Taxes payable........................................................................................      1,175
                                                                                                         ---------
    Total current liabilities..........................................................................      6,978

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value--authorized 20,000,000 shares; issued and outstanding, 8,445,030........         85
  Series A Preferred stock, $.01 par value - authorized 5,000,000 shares, 1,701,879 shares issued and
    outstanding, (preference in liquidation of $7,199 per share).......................................         17
  Additional paid-in capital...........................................................................      4,552
  Retained earnings....................................................................................      6,754
  Cumulative foreign currency translation adjustments..................................................         (7)
  Deferred compensation................................................................................       (195)
  Note receivable for stock............................................................................        (18)
                                                                                                         ---------
    Total stockholders' equity.........................................................................     11,188
                                                                                                         ---------
    Total liabilities and stockholders' equity.........................................................  $  18,166
                                                                                                         ---------
                                                                                                         ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                        PHOTODISC, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)

                                                                                                           1997
                                                                                                         ---------
Net sales..............................................................................................  $  41,995

Cost of sales:
  Cost of royalties....................................................................................      3,597
  Cost of finished product.............................................................................      4,486
                                                                                                         ---------
                                                                                                             8,083
                                                                                                         ---------
    Gross profit.......................................................................................     33,912

Operating expenses:
  Sales and marketing..................................................................................     13,867
  Customer service and fulfillment.....................................................................      3,552
  Product development..................................................................................      3,476
  General and administrative...........................................................................      8,791
                                                                                                         ---------
                                                                                                            29,686
                                                                                                         ---------
    Operating income...................................................................................      4,226
Other income (expense):
  Interest income......................................................................................        181
  Other................................................................................................       (185)
                                                                                                         ---------
                                                                                                                (4)
                                                                                                         ---------
    Income before provision for income taxes...........................................................      4,222

Provision for income taxes.............................................................................      1,594
                                                                                                         ---------
Net income.............................................................................................  $   2,628
                                                                                                         ---------
                                                                                                         ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                        PHOTODISC, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
   FOR THE YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                           FOREIGN
                                                              ADDITIONAL                  CURRENCY                         NOTE
                                     COMMON       PREFERRED     PAID-IN     RETAINED     TRANSLATION      DEFERRED      RECEIVABLE
                                      STOCK         STOCK       CAPITAL     EARNINGS     ADJUSTMENT     COMPENSATION     FOR STOCK
                                  -------------  -----------  -----------  -----------  -------------  ---------------  -----------
Balances, January 1, 1997.......    $      86     $      17    $   6,230    $   4,126     $     (22)      $  --          $  --
  Exercise of common stock
    options.....................            1                          1
  Issuance of common stock
    options.....................                                     260                                       (260)
  Amortization of deferred
    compensation................                                                                                 65
  Issuance of note receivable
    for exercise of common stock
    options.....................            1                         17                                                       (18)
  Issuance of 18,750 shares of
    common stock for services...            1                         40
  Net income....................                                                2,628
  Repurchase of 333,334 shares
    of common stock.............           (4)                    (1,996)
  Foreign currency
    translation.................                                                                 15
                                          ---         -----   -----------  -----------        -----           -----          -----
Balances, December 31, 1997.....    $      85     $      17    $   4,552    $   6,754     $      (7)      $    (195)           (18)
                                          ---         -----   -----------  -----------        -----           -----          -----
                                          ---         -----   -----------  -----------        -----           -----          -----


                                    TOTAL
                                  ---------
Balances, January 1, 1997.......  $  10,437
  Exercise of common stock
    options.....................          2
  Issuance of common stock
    options.....................     --
  Amortization of deferred
    compensation................         65
  Issuance of note receivable
    for exercise of common stock
    options.....................     --
  Issuance of 18,750 shares of
    common stock for services...         41
  Net income....................      2,628
  Repurchase of 333,334 shares
    of common stock.............     (2,000)
  Foreign currency
    translation.................         15
                                  ---------
Balances, December 31, 1997.....  $  11,188
                                  ---------
                                  ---------

   The accompanying notes are an integral part of the consolidated financial statements

                        PHOTODISC, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)

                                                                                                            1997
                                                                                                          ---------
Cash flows from operating activities:
  Net income............................................................................................  $   2,628
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................................................      2,333
    Provision for losses on accounts receivable.........................................................        312
    Deferred income taxes...............................................................................       (690)
    Loss on asset disposition...........................................................................          5
    Amortization of deferred compensation expense.......................................................         65
    Compensation for stock issued for services..........................................................         41
    Cash provided (used) by changes in operating assets in liabilities:
      Accounts receivable...............................................................................       (976)
      Inventories.......................................................................................       (544)
      Prepaid expenses..................................................................................       (254)
      Other assets......................................................................................       (117)
      Accounts payable..................................................................................      1,204
      Accrued liabilities...............................................................................        608
      Taxes payable.....................................................................................        899
                                                                                                          ---------
  Net cash provided by operating activities.............................................................      5,514
Cash flows from investing activities:
  Purchase of property and equipment....................................................................     (5,766)
  Purchase of subsidiary................................................................................       (287)
                                                                                                          ---------
  Net cash used in investing activities.................................................................     (6,053)
Cash flows from financing activities:
  Proceeds from exercise of common stock options........................................................          2
  Common stock repurchase...............................................................................     (2,000)
                                                                                                          ---------
  Net cash (used in) provided by financing activities...................................................     (1,998)
                                                                                                          ---------
Net (decrease) in cash and cash equivalents.............................................................     (2,537)
Cash and cash equivalents:
  Beginning of year.....................................................................................      6,315
                                                                                                          ---------
  End of year...........................................................................................  $   3,778
                                                                                                          ---------
                                                                                                          ---------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Income taxes........................................................................................  $   1,460
  Issuance of common stock for services.................................................................  $      41
  Issuance of note receivable for exercise of common stock options......................................  $      18

   The accompanying notes are an integral part of the consolidated financial statements.

                        PHOTODISC, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    PhotoDisc, Inc. and its subsidiaries (the "Company") develops high-resolution photographs on CD-ROM which are sold primarily through retail catalog sales to digital publishing and multimedia markets domestically and internationally. The Company also sells single images that are downloaded from their worldwide WEB site, PhotoDisc.com.

    The Company is subject to certain business risks which could affect future operations and financial performance. These risks include changes in technology and related delivery of products, increased competition and litigation against the Company based on intellectual property rights.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of PhotoDisc, Inc. and its 100% owned foreign subsidiaries, PhotoDisc Europe, Ltd., PhotoDisc Deutschland GmbH, PhotoDisc Japan KK, and PhotoDisc Australia Pty. All significant intercompany transactions are eliminated upon consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

    Management believes concentrations of credit risk with respect to trade receivables are limited due to the nature of the customers comprising the Company's customer base. The Company performs credit reviews on certain of its customers and generally does not require collateral. Reserves are maintained for potential credit losses.

    The Company maintains its cash in a bank in amounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

INVENTORIES

    Inventories consist of raw materials and finished goods, and are valued at the lower of first-in, first-out cost or market.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Significant betterments are capitalized. Upon retirement or sale the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations. Image collection costs represent capitalized production and image acquisition costs and refer to direct costs for the purchase or development of images; such costs include scanning, direct labor, overhead, and other costs related to the development of products. Costs are amortized over three years and charged to cost of

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES , CONTINUED: sales. The remaining estimated useful lives of images are evaluated periodically, and adjusted as deemed appropriate based on units produced and estimated units to be sold.

ADVERTISING EXPENSES

    The cost of advertisements are expensed at the time of the first ad running, all other costs are expensed as incurred. Total marketing and promotional expense, for 1997 were $8,825.

FOREIGN CURRENCY TRANSLATION

    The assets and liabilities of foreign subsidiaries are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Results of operations are translated using the average exchange rate during the year. Resulting translation adjustments are recorded as a separate component of stockholder's equity as "Cumulative Foreign Currency Translation Adjustments."

REVENUE RECOGNITION

    Revenues are primarily recognized upon shipment of goods to customers or, for Internet sales when products are downloaded from the Company's web site. The Company has a policy which guarantees refunds or exchanges for all product returns, regardless of reason, for 30 days after purchase. The Company provides allowances for such returns based on historical return patterns and specific customer information.

INCOME TAXES

    PhotoDisc, Inc. and subsidiaries file a U.S. federal income tax return. Foreign subsidiaries file separate income tax returns in the applicable foreign jurisdictions.

    Prior to 1995, the Company's stockholders elected to file income taxes as a subchapter S corporation. On January 1, 1995, the Company changed its status to a C corporation. The Company follows the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES , CONTINUED:
    Significant estimates, used by the Company include the development of the allowance for doubtful accounts, estimated units of inventory to be sold, depreciable and amortizable lives of property and equipment, allowance for sales returns, and income taxes.

FOREIGN SALES

    The Company had sales to customers in foreign countries, primarily in Europe, Asia, Australia, and the Middle East. The foreign sales accounted for 33% of total consolidated revenues in aggregate for the year ended December 31, 1997. No one country accounted for more than 10% of sales for 1997.

    Summary financial information of the Company's European subsidiary, PhotoDisc Europe, Ltd., is presented below:

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  -------------
Total assets....................................................................    $   2,374
Total liabilities...............................................................        2,556
Total stockholders' (deficit)...................................................         (182)
Total revenue...................................................................        9,316
Net income......................................................................           69

PRODUCT DEVELOPMENT COSTS

    Product development costs consist of payroll and related expenses for development and internet network operations personnel and consultants. Certain costs directly related to the production of images, such as photoshoot costs, and costs related to the scanning and editing of images, are capitalized as a component of property and equipment. All other product development costs are expensed as incurred.

2. INVENTORIES

    Inventories consist of the following at December 31:

                                                                                         1997
                                                                                       ---------
Raw materials (primarily packaging)..................................................  $   1,050
Finished goods.......................................................................        702
                                                                                       ---------
                                                                                       $   1,752
                                                                                       ---------
                                                                                       ---------

3. ACQUISITION OF FOREIGN SUBSIDIARY

    In February 1997, the Company established PhotoDisc Deutschland GmbH ("PDD"), a subsidiary in Hamburg, Germany. PDD manages sales and marketing activities in Germany, Austria, and Switzerland. The Company held a 70% interest in the shares of PDD and options to purchase the remaining 30% interest for $300. The options to purchase the remaining 30% were exercised in November 1997, which resulted in the recording of approximately $280 in goodwill to be amortized on the straight line basis over 5

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. ACQUISITION OF FOREIGN SUBSIDIARY , CONTINUED:
years. The Company also issued 18,750 shares of common stock to the former minority owners in return for their entering into employment and consulting agreements. The Company recorded compensation expense and paid-in capital in amounts equal to the estimated fair value of the shares issued for services.

4. STOCKHOLDERS' EQUITY

PREFERRED STOCK

    Preferred stock is issuable in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as the Board of Directors of the Company may determine at the time of issuance.

    The Company's Articles of Incorporation, amended June 1996, authorized 1,701,879 shares of Series A Preferred stock and 1,701,879 shares of Series A-1 Preferred stock. As of December 31, 1997, no shares of the Series A-1 Preferred stock had been issued. The Company issued 1,701,879 shares of Series A Preferred stock during 1996 with the following terms:

        CONVERSION: Each share of Series A Preferred stock is convertible at the option of the holder into shares of common stock based on the Series A conversion price. The conversion price of $4.23 per share was greater than the fair market value of the Company's common stock as of the date the Series A Preferred stock was issued. The conversion price is subject to possible adjustment for the dilutive effect of additional shares of common stock, except common stock issued pursuant to an incentive equity ownership program or to effect a joint venture or other partnering arrangement, merger, or reorganization (see Note 8). Each share is automatically converted in the event of a public offering of the Company's common stock.

        In addition, in the event of an initial public offering of the Company's common stock, or a merger, consolidation or other transaction in which more than 50 percent of the Company's common stock is disposed of, the holders of the Company's Series A Preferred stock are entitled to receive additional cash consideration in connection with the conversion of their shares into common stock (see Note 8). The amount of cash consideration is determined based on a formula which takes into account the timing of the transaction, the fully diluted valuation of the Company and the original price of the Series A Preferred stock.

        LIQUIDATION: In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred stock will be entitled to receive, prior to any distributions of the surplus funds of the Company to the holders of common stock, an amount equal to $4.23 per share plus any declared but unpaid dividends.

        VOTING: The holders of Series A Preferred stock are entitled to the number of votes they would be entitled to if the shares of Series A Preferred stock were converted to common stock.

    The rights, preferences, privileges, and restrictions relating to the Series A-1 Preferred stock are the same as those for the Series A Preferred stock, except that no adjustments will be made to the conversion price.

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

4. STOCKHOLDERS' EQUITY , CONTINUED:
COMMON STOCK

    During 1997, the Company repurchased 333,334 shares for $6.00 per share.

    The Company received a note receivable from a stockholder in exchange for the exercise of incentive stock options. The note has been recorded as a reduction of stockholders' equity.

5. COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is subject to legal proceedings and claims in the ordinary course of business. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

ROYALTY AGREEMENTS

    The Company enters into licensing agreements in connection with the purchase of images. The Company is required under certain licensing agreements to pay royalties based on a percentage of net sales to photographers and stock photo houses as long as the product is marketed. Such royalties are recorded as expense when revenue is recognized and paid quarterly. The Company may grant advance royalties to photographers on a case-by-case basis, which are accounted for as a prepaid expense and amortized over future royalty earnings.

    The parties to the licensing agreements have agreed to certain mutually restrictive covenants with regard to confidentiality, indemnification, disclosure of sales information, promotional use of products, and noncompete agreements. Management believes the Company is in compliance with such covenants at December 31, 1997.

OPERATING LEASES

    The Company leases office space from an officer and stockholder under an operating lease expiring December 2002. The Company has made certain building improvements totaling approximately $360 that will be treated as reimbursements to the lessor and amortized over the remaining lease period. Lease payments of approximately $42 are due monthly. Lease payments to the related party were approximately $401 for 1997. Also, the Company leases other office space and office equipment from unaffiliated parties

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

5. COMMITMENTS AND CONTINGENCIES , CONTINUED:
under operating leases over three to five years. Rent expense was approximately $1,428 for 1997. Approximate future minimum lease payments are as follows:

YEAR ENDED DECEMBER 31,
-------------------------------------------------------------------------------------
1998.................................................................................  $   1,602
1999.................................................................................      1,655
2000.................................................................................      1,588
2001.................................................................................      1,561
2002.................................................................................      1,495
Thereafter...........................................................................        231
                                                                                       ---------
                                                                                       $   8,132
                                                                                       ---------
                                                                                       ---------

6. EMPLOYEE BENEFITS

DEFINED CONTRIBUTION PLANS

    The Company established a 401(k) Retirement Plan (the "Plan") in 1996 which covers substantially all eligible employees. The Plan is a qualified salary reduction plan in which all eligible participants may elect to have a percentage of their compensation contributed to the Plan, subject to certain guidelines issued by the Internal Revenue Service. The Company can contribute to the plan at the discretion of the Board of Directors. There were no contributions made by the Company during 1997.

STOCK OPTION PLANS

    The Company has reserved 3,000,000 shares of common stock for issuance under its 1994 Stock Option Plan for certain qualified employees and directors. Options granted under this plan may be either incentive stock options or nonqualified stock options and are generally granted at the fair market value of the Company's common stock at the date of grant. Options vest and expire under the terms established at the date of grant. The remaining contractual option lives range from 8 to 10 years. The Company has agreed to pay an aggregate of approximately $149 to two option holders upon their exercise of options to purchase an aggregate of 859,200 shares should their options be about to terminate or in connection with the occurrence of certain extraordinary corporate events including the closing of the Merger Agreement described in Note
8. The $149 was recorded as compensation expense in 1997. A summary of stock options follows:

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6. EMPLOYEE BENEFITS , CONTINUED:

    STOCK OPTION PLANS, CONTINUED

                                                                                    WEIGHTED
                                                                                     AVERAGE
                                                                      OPTIONS    EXERCISE PRICE
                                                                     ----------  ---------------
Options outstanding at January 1, 1997.............................   2,151,300     $    0.67
  Granted..........................................................     630,000          7.07
  Exercised........................................................    (124,450)         0.16
  Canceled.........................................................     (31,500)         3.12
                                                                     ----------
Options outstanding at December 31, 1997...........................   2,625,350          2.20
                                                                     ----------
                                                                     ----------
Options exercisable at December 31, 1997...........................   1,540,463          0.33
                                                                     ----------
                                                                     ----------
Options available for grant at December 31, 1997...................     374,650
                                                                     ----------
                                                                     ----------
Weighted average fair value of options granted in 1997 whose exercise price was equal to the fair value of the stock on the
  date of grant....................................................                 $    6.90
                                                                                        -----
                                                                                        -----
Weighted average fair value of options granted in 1997 whose exercise price was less than the fair value of the stock on the
  date of grant....................................................                 $    7.61
                                                                                        -----
                                                                                        -----

    The following table summarizes information about common stock options outstanding at December 31, 1997:

                                                                        WEIGHTED
                                                                         AVERAGE
                                                         NUMBER OF      REMAINING     NUMBER OF
                                                          OPTIONS      CONTRACTUAL     OPTIONS
RANGE OF EXERCISE PRICES                                OUTSTANDING       LIFE        EXERCISABLE
------------------------------------------------------  -----------  ---------------  ----------
$0.16.................................................   1,477,950           6.63      1,413,950
$2.22.................................................     526,900           8.64        125,574
$4.25 - $6.00.........................................     375,250           9.39            939
$7.00 - $9.00.........................................     227,750           9.65
$11.70 - $16.65.......................................      17,500           9.81
                                                        -----------           ---     ----------
                                                         2,625,350           7.71      1,540,463
                                                        -----------           ---     ----------
                                                        -----------           ---     ----------

    During 1995, the Company granted warrants to purchase 500,880 shares of common stock at $0.125 per share to a majority shareholder and 167,592 shares at $0.1575 per share to founding shareholders, in recognition of various contributions to the Company since its inception. Fair market value at the date of both grants was deemed to be $0.1575 per share. In connection with the acquisition of the Company by Getty Communications plc (see Note 8), all of the outstanding warrants at December 31, 1997 were exercised in 1998.

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6. EMPLOYEE BENEFITS , CONTINUED:
Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

    Had compensation expense been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  -------------
Net income:
  As reported...................................................................    $   2,628
  Pro forma.....................................................................    $   2,241

    The effects of applying SFAS No. 123 in the above pro forma disclosure are not indicative of future amounts.

    The fair market value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the foregoing assumptions: expected life, 2 years following vesting; stock volatility, 0%; risk free interest rate, 6.29% for the year ended December 31, 1997; and no dividends during the expected term.

7. INCOME TAXES

    As described more fully in Note 1, the Company changed from a subchapter S corporation to a C corporation during 1995. As a result of the termination of the Subchapter S election, during 1995 the Company distributed to the stockholders their pro rata share of $389 in previously undistributed taxable profits.

    The provision (benefit) for income taxes for the year ended December 31, 1997 are comprised of the following:

                                                                                         1997
                                                                                       ---------
Current tax expense..................................................................  $   2,284
Deferred tax expense.................................................................       (690)
                                                                                       ---------
                                                                                       $   1,594
                                                                                       ---------
                                                                                       ---------

                        PHOTODISC, INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

7. INCOME TAXES , CONTINUED:
    The Company's provision for income tax differs from the amount computed by applying the statutory rate as follows:

                                                                                          1997
                                                                                        ---------
Tax at statutory rate.................................................................      34.00%
Benefit of foreign sales corporation..................................................      (4.60)
Nondeductible merger expenses.........................................................       5.28
Foreign taxes.........................................................................       0.68
Nondeductible meals and entertainment.................................................       0.81
Other.................................................................................       1.61
                                                                                        ---------
Effective tax rate....................................................................      37.78%
                                                                                        ---------
                                                                                        ---------

    The tax effects of the temporary differences comprising the Company's deferred tax assets (liabilities) at December 31 are as follows:

                                                                                          1997
                                                                                        ---------
Inventory.............................................................................  $     343
Allowance for bad debt and returns....................................................        162
Prepaid expenses......................................................................        (94)
Accrued payroll and related liabilities...............................................         52
Other accrued liabilities.............................................................        393
Property and equipment................................................................          3
                                                                                        ---------
                                                                                        $     859
                                                                                        ---------
                                                                                        ---------

    Although realization is not assured, management believes that it is more likely than not that all of the net deferred tax asset will be realized through future taxable income.

8. SUBSEQUENT EVENTS

    On February 9, 1998, the Company was acquired by Getty Communications plc, a United Kingdom corporation, according to the terms of a September 15, 1997 merger agreement which was approved by the stockholders of both companies on January 30, 1998. Pursuant to the transaction, Getty Communications formed Getty Images, Inc. as a new United States holding company of Getty Communications and the Company. All shares of Getty Communications (including shares underlying American Depository Shares) were converted into approximately 19.2 million shares of Getty Images trading on the NASDAQ National Market (NASDAQ: GETY).

    The stockholders of the Company received approximately 8.1 million shares of Getty Images Common stock and $39,600. Of this amount, approximately 1 million shares were placed in escrow by certain principal stockholders of the Company to collateralize certain indemnifications of obligations. All options to purchase shares of the Company's common stock that were outstanding on February 9, 1998 were assumed by Getty Images and become exercisable for shares of common stock of Getty Images in a ratio equivalent to that used in determining the merger consideration to be received by the stockholders of the Company. In connection with the acquisition, the Company incurred $2,668 in investment banking fees.

                            AUDITORS' REPORT TO THE
                      MEMBERS OF ALLSPORT PHOTOGRAPHIC PLC

    We have audited the financial statements on pages F-17 to F-34.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    The directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion based on our audit on those statements and to report our opinion to you.

BASIS OF OPINION

    We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

    In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group as at 30 November 1997 and of the profit, total recognized gains and cash flows of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

/s/ MAIDMENT PENNEY QUICK & CO
-----------------------------------------
Maidment Penney Quick & Co
Chartered Accountants and
Registered Auditors
61 Chandos Place
London WC2N 4HG
17 April 1998
----------------------------

                           ALLSPORT PHOTOGRAPHIC PLC

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

                                                                                                  NOTE          1997
                                                                                                  -----     ------------
                                                                                                                 L
Turnover.....................................................................................           3      9,367,838
Cost of sales................................................................................                  1,185,809
                                                                                                            ------------
GROSS PROFIT.................................................................................                  8,182,029
Other operating expenses.....................................................................           4      7,646,597
                                                                                                            ------------
OPERATING PROFIT.............................................................................                    535,432
Interest receivable..........................................................................           5         49,604
Interest payable.............................................................................           6       (104,179)
                                                                                                            ------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION................................................                    480,857
Tax on profit on ordinary activities.........................................................          10       (244,594)
                                                                                                            ------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION.................................................                    236,263
                                                                                                            ------------
RETAINED PROFIT AS PREVIOUSLY STATED AT 30 NOVEMBER 1996.....................................                  1,438,079
PRIOR YEAR ADJUSTMENT........................................................................           9        (80,030)
                                                                                                            ------------
RETAINED PROFIT AT 30 NOVEMBER 1996 RESTATED.................................................                  1,358,049
                                                                                                            ------------
RETAINED PROFIT AT 30 NOVEMBER 1997..........................................................               L  1,594,312
                                                                                                            ------------
                                                                                                            ------------

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
PROFIT/(LOSS) FOR THE FINANCIAL YEAR
  Allsport Photographic Plc..................................................................                  1,309,669
  Subsidiary companies.......................................................................                 (1,073,406)
                                                                                                            ------------
                                                                                                                 236,263
Translation differences on foreign currency..................................................                     (9,807)
                                                                                                            ------------
TOTAL RECOGNISED GAINS RELATING TO THE YEAR..................................................                   L226,456
                                                                                                            ------------
                                                                                                            ------------

    The notes on pages F-22 to F-34 form an integral part of these financial statements.
                          Auditors' report page F-16.

                           ALLSPORT PHOTOGRAPHIC PLC

                 CONSOLIDATED BALANCE SHEET AT 30 NOVEMBER 1997

                                                                                     NOTE                1997
                                                                                     -----     ------------------------
                                                                                                   L            L
FIXED ASSETS
Tangible assets.................................................................          11                  3,393,253
CURRENT ASSETS
Debtors.........................................................................          13    1,923,526
Cash at bank and in hand........................................................                1,099,842
                                                                                               ----------
                                                                                                3,023,368
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..................................          14    1,747,482
                                                                                               ----------
NET CURRENT ASSETS..............................................................                              1,275,886
                                                                                                           ------------
TOTAL ASSETS LESS CURRENT LIABILITIES...........................................                              4,669,139
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.........................          15                    807,127
PROVISIONS FOR LIABILITIES AND CHARGES
Deferred Tax....................................................................          17                     11,750
                                                                                                           ------------
NET ASSETS......................................................................                             L3,850,262
                                                                                                           ------------
                                                                                                           ------------
CAPITAL AND RESERVES
Called-up share capital.........................................................          20                     64,775
Reserves........................................................................          21                  3,785,487
                                                                                                           ------------
EQUITY SHAREHOLDERS' FUNDS......................................................          22                 L3,850,262
                                                                                                           ------------
                                                                                                           ------------

   These financial statements were approved by the board on 26 March 1998 and signed on its behalf.

Signed on behalf of the board

/s/ ADRIAN MURRELL
----------------------------
  Adrian Murrell

/s/ LEE MARTIN
----------------------------   DIRECTORS
  Lee Martin

17 April 1998
----------------------------

    The notes on pages F-22 to F-34 form an integral part of these financial statements.
                          Auditors' report page F-16.

                           ALLSPORT PHOTOGRAPHIC PLC
                   COMPANY BALANCE SHEET AT 30 NOVEMBER 1997

                                                                                                        1997
                                                                                            ----------------------------
                                                                                  NOTE            L              L
                                                                                  -----
FIXED ASSETS
Tangible assets..............................................................          11                      3,023,635
Investments..................................................................          12                          6,040
                                                                                                           -------------
                                                                                                               3,029,675
CURRENT ASSETS
Debtors......................................................................          13       1,075,625
Cash at bank and in hand.....................................................                      25,002
                                                                                            -------------
                                                                                                1,100,627
CREDITORS: AMOUNTS FALLING
  DUE WITHIN ONE YEAR........................................................          14         319,778
                                                                                            -------------
NET CURRENT LIABILITIES......................................................                                    780,849
                                                                                                           -------------
TOTAL ASSETS LESS CURRENT LIABILITIES........................................                                  3,810,524
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR......................          15                        807,127
PROVISIONS FOR LIABILITIES AND CHARGES.......................................          17                         11,750
                                                                                                           -------------
NET ASSETS...................................................................                                 L2,991,647
                                                                                                           -------------
                                                                                                           -------------
Called-up share capital......................................................          20                         64,775
Reserves.....................................................................          21                      2,926,872
                                                                                                           -------------
EQUITY SHAREHOLDERS' FUNDS...................................................          22                     L2,991,647
                                                                                                           -------------
                                                                                                           -------------

    These financial statements were approved by the board on 26 March 1998 and signed on its behalf.

Signed on behalf of the board

/s/ ADRIAN MURRELL
----------------------------
  ADRIAN MURRELL

/S/ LEE MARTIN
----------------------------   DIRECTORS
  LEE MARTIN

17 APRIL 1998
----------------------------

    The notes on pages F-22 to F-34 form an integral part of these financial statements.
                          Auditors' report page F-16.

                           ALLSPORT PHOTOGRAPHIC PLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

                                                                                               NOTE           1997
                                                                                          ---------------  -----------
                                                                                            (PAGE F-21)         L

CASH FLOW STATEMENT

Net Cash Inflow from Operating Activities...............................................             1         667,750

Returns on Investments and Servicing of Finance.........................................             2         (54,575)
Taxation................................................................................                      (255,164)
Capital Expenditure.....................................................................             2        (396,341)
                                                                                                           -----------
Net Cash (outflow) before Financing.....................................................                       (38,330)
Financing...............................................................................             2           7,723
                                                                                                           -----------
(Decrease) in cash......................................................................                   L   (30,607)
                                                                                                           -----------
                                                                                                           -----------
ANALYSIS OF CHANGES IN NET CASH
(Decrease) in Cash in the Year..........................................................             3         (30,607)
Cash inflow in net debt.................................................................             3           7,777
                                                                                                           -----------
(Decrease) in Net Cash..................................................................                       (22,830)
Net Cash at 1 December 1996.............................................................                       128,388
                                                                                                           -----------
Net Cash at 30 November 1997............................................................             3     L   105,558
                                                                                                           -----------
                                                                                                           -----------

 The notes on pages F-22 to F-34 form an integral of these financial statement.
                           Auditors' report page F-16

                           ALLSPORT PHOTOGRAPHIC PLC

               NOTES TO THE CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

1. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
ACTIVITIES

                                                                                                          1997
                                                                                                       -----------
                                                                                                            L
Operating Profit.....................................................................................      535,432
Depreciation.........................................................................................      465,823
Loss on sale of fixed assets.........................................................................        1,488
Increase in debtors..................................................................................     (544,434)
Increase in creditors................................................................................      291,969
Prior year adjustment................................................................................      (80,030)
Exchange rates.......................................................................................       (2,498)
                                                                                                       -----------
Net cash Inflow from continuing operating activities.................................................  L   667,750
                                                                                                       -----------
                                                                                                       -----------

2. NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                                                                                                          1997
                                                                                                       -----------
                                                                                                            L
RETURN ON INVESTMENTS AND SERVICING OF FINANCE
Interest received....................................................................................       49,604
Interest paid........................................................................................     (104,179)
                                                                                                       -----------
Net cash outflow from returns on investments and servicing finance...................................    L (54,575)
                                                                                                       -----------
                                                                                                       -----------
CAPITAL EXPENDITURE
Purchase of tangible fixed assets....................................................................     (396,341)
Proceeds from sale of fixed assets...................................................................      --
                                                                                                       -----------
Net cash outflow from capital expenditure............................................................    L(396,341)
                                                                                                       -----------
                                                                                                       -----------
FINANCING
Issue of ordinary share capital......................................................................       15,500
Increase in loans due in more than one year..........................................................      167,692
Capital element of finance lease rental payments.....................................................      (84,011)
Repayment of bank loans..............................................................................      (91,458)
                                                                                                       -----------
Net cash inflow from financing.......................................................................     L  7,723
                                                                                                       -----------
                                                                                                       -----------

3. ANALYSIS OF CHANGES IN NET CASH

                                                                                          NON-CASH
                                                                  1996       CASH FLOWS    CHANGE         1997
                                                              -------------  ----------  -----------  ------------
Cash at bank................................................      1,130,449     (30,607)     --          1,099,842
                                                              -------------  ----------  -----------  ------------
Debt due within 1 year......................................        (91,458)     91,458     (137,500)     (137,500)
Debt due after 1 year.......................................       (801,042)     --          137,500      (663,542)
Finance leases..............................................       (109,561)    (83,681)     --           (193,242)
                                                              -------------  ----------  -----------  ------------
                                                                 (1,002,061)      7,777      --           (994,284)
                                                              -------------  ----------  -----------  ------------
                                                                 L  128,388    L(22,830)    L  --        L 105,558
                                                              -------------  ----------  -----------  ------------
                                                              -------------  ----------  -----------  ------------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

1. ACCOUNTING POLICIES

    A summary of the principal accounting policies is set out below, all of which have been applied consistently throughout the year and the preceding year.

BASIS OF ACCOUNTING

    The financial statements have been prepared under the historical cost convention modified by the revaluation of the film library.

BASIS OF CONSOLIDATION

    The group financial statements consolidate the financial statements of Allsport Photographic plc and all its subsidiaries made up to 30 November each year, except for Allsport Photography USA Inc, whose financial year end is 31 October.

TURNOVER

    Turnover represents net invoiced sales, excluding value added tax.

FIXED ASSETS

    Tangible assets (other than the film library) are stated at cost less depreciation. Depreciation is calculated to write off the cost of fixed assets over their estimated useful lives at the following annual rates:

Freehold building..................................  --  2% on cost
Photographic equipment.............................  -- 25% straight line
Fixtures and fittings..............................  -- 20% straight line
                                                     -- 25% reducing
Motor vehicles.....................................  balance

    No depreciation is provided on freehold land.

FILM LIBRARY

    An annual reassessment of the library's current value to the business is undertaken and the valuations are based on revenues earned on the library assets. Any increase in carrying amounts arising from the annual assessment of the library is credited directly to the group's equity as a revaluation surplus. To the extent that a decrease in carrying amount offsets a previous increase for the same category of photograph, it is charged against that revaluation surplus.

DEFERRED TAXATION

    Deferred taxation is provided on the liability method on accelerated capital allowances to the extent that they are expected to reverse in the future without being replaced, calculated at the rate at which it is estimated that tax will be payable.

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

1. ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCIES

    Exchange differences arising in the financial statements of individual companies from transactions denominated in foreign currencies are dealt with in the individual companies' profit and loss account.

    For the purposes of consolidation, and application of the equity method of accounting, the closing rate method is used, under which translation gains or losses are shown as a movement on reserves. Profit and loss accounts of overseas subsidiary undertakings are translated at the closing exchange rate.

PENSIONS

    The group operates two money purchase schemes, both of which are contracted out of the state scheme. Contributions are charged to the group profit and loss account as they arise.

LEASES

    The group entered into finance leases as described in note 16.

    Assets held under finance leases are initially reported at the present value of the minimum lease payments at the inception of the lease, with an equivalent liability categorised as appropriate under creditors due within or after one year. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance charges are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charges and reduction of the liability, and allocated to cost of sales and other operating expenses as appropriate.

2. HOLDING COMPANY PROFIT AND LOSS ACCOUNT

    The company has taken advantage of the exemption in the Companies Act 1985, S.230, not to present its own profit and loss account.

3. TURNOVER

    A geographical analysis of turnover is as follows:

                                                                                      1997
                                                                                  ------------
                                                                                       L
United Kingdom..................................................................     4,452,302
Overseas........................................................................     4,915,536
                                                                                  ------------
                                                                                    L9,367,838
                                                                                  ------------
                                                                                  ------------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

4. OTHER OPERATING EXPENSES

                                                                                      1997
                                                                                  ------------
                                                                                       L
Photographic costs..............................................................     4,693,757
Administration expenses.........................................................     2,952,840
                                                                                  ------------
                                                                                    L7,646,597
                                                                                  ------------
                                                                                  ------------

5. INTEREST RECEIVABLE

                                                                                      1997
                                                                                  ------------
Bank interest received..........................................................       L49,604
                                                                                  ------------
                                                                                  ------------

6. INTEREST PAYABLE

                                                                                      1997
                                                                                  ------------
                                                                                       L
Bank loans and overdrafts.......................................................        83,893
Hire purchase interest..........................................................        20,286
                                                                                  ------------
                                                                                      L104,179
                                                                                  ------------
                                                                                  ------------

7. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    Profit on ordinary activities before taxation is stated after charging:

                                                                                      1997
                                                                                  ------------
                                                                                       L
Depreciation on tangible fixed assets:--
  --owned.......................................................................       393,373
  --held under finance leases...................................................        72,451
Auditors' remuneration..........................................................        39,000
Staff costs (note 8)............................................................     3,265,707
Hire of equipment...............................................................        43,763
                                                                                  ------------
                                                                                  ------------

8. STAFF COSTS

    (a) Particulars of employees, including directors, are as shown below:

                                                                                      1997
                                                                                  ------------
                                                                                       L
Wages and salaries..............................................................     2,933,242
Social security costs...........................................................       380,517
Other pension costs.............................................................        51,948
                                                                                  ------------
                                                                                    L3,265,707
                                                                                  ------------
                                                                                  ------------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

8. STAFF COSTS (CONTINUED)
    The average number of persons employed by the group during the year was as follows:

                                                                                         1997
                                                                                        NUMBER
                                                                                       EMPLOYED
                                                                                     -------------
Administration.....................................................................           88
Photographic.......................................................................           46
                                                                                             ---
                                                                                             134
                                                                                             ---
                                                                                             ---

    (c) Directors' remuneration

    The employee costs shown above include the following remuneration in respect of directors of the company.

                                                                                      1997
                                                                                  ------------
                                                                                       L
Emoluments (including pension contributions)....................................      L627,830
                                                                                  ------------
                                                                                  ------------
Benefits in kind................................................................      L 33,876
                                                                                  ------------
                                                                                  ------------

    The directors' remuneration shown above (excluding pension contributions) included:

                                                                                      1997
                                                                                  ------------
                                                                                       L
Chairman........................................................................      L171,234
                                                                                  ------------
Highest paid director...........................................................      L146,307
                                                                                  ------------
                                                                                  ------------

    Other directors received emoluments (excluding pension contributions) in the following ranges:

                                                                                          1997
                                                                                         NUMBER
                                                                                      -------------
L 30,001 -- L 35,000................................................................            2
L 60,001 -- L 65,000................................................................            1
L 75,001 -- L 80,000................................................................            2
L 80,001 -- L 85,000................................................................            1
L145,001 -- L150,000................................................................            1

    One director was wholly remunerated outside the United Kingdom.

9. PRIOR YEAR ADJUSTMENT

    The financial statements for the year ended 30 November 1996 have been adjusted so as to reflect the deferred income resulting on client contracts in the US. The net income and the retained earnings for the year ended 30 November 1996 have decreased by L80,030.

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

10. TAX ON PROFIT ON ORDINARY ACTIVITIES

    The tax charge is based on the taxable profit for the year and comprises:

                                                                                      1997
                                                                                  ------------
                                                                                       L
Corporation tax at 32.3%........................................................       288,350
Over-provision in previous years................................................        (3,738)
Overseas taxation...............................................................           491
Overseas deferred taxation......................................................       (52,259)
Deferred taxation...............................................................        11,750
                                                                                  ------------
                                                                                      L244,594
                                                                                  ------------
                                                                                  ------------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

11. TANGIBLE FIXED ASSETS

    A)  GROUP

                                    FILM LIBRARY   FREEHOLD   PHOTOGRAPHIC    FIXTURES      MOTOR       TOTAL
                                    ------------    LAND &     EQUIPMENT      FITTINGS    VEHICLES   ------------
                                                  BUILDINGS   ------------  ------------  ---------
                                         L        ----------       L             L            L           L
                                                      L
COST OR VALUATION
At 1 December 1996
Cost..............................       --          542,648    1,708,660      1,029,766     53,256     3,334,330
Valuation.........................     2,147,147      --           --            --          --         2,147,147
Additions.........................       --           14,644      316,415         65,282     --           396,341
Disposals.........................       --           --           --             (7,456)    --            (7,456)
Exchange reserve..................       --           --           --            (17,294)      (526)      (17,820)
                                    ------------  ----------  ------------  ------------  ---------  ------------
AT 30 NOVEMBER 1997...............    L2,147,147    L557,292   L2,025,075     L1,070,298    L52,730    L5,852,542
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------
DEPRECIATION
At 1 December 1996................       --           96,224    1,137,786        728,637     47,298     2,009,945
Charge for year...................       --           10,104      313,173        141,056      1,490       465,823
Disposals.........................       --           --           --             (5,968)    --            (5,968)
Exchange reserve..................       --           --           --             (9,986)      (525)      (10,511)
                                    ------------  ----------  ------------  ------------  ---------  ------------
AT 30 NOVEMBER 1997...............     L  --        L106,328   L1,450,959      L 853,739    L48,263    L2,459,289
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------
NET BOOK VALUE
  AT 30 NOVEMBER 1997.............    L2,147,147    L450,964    L 574,116      L 216,559    L 4,467    L3,393,253
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------
LEASED ASSETS
  NET BOOK VALUE
  AT 30 NOVEMBER 1997.............     L  --         L --       L 155,948      L       1     L    1     L 155,950
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------

 Included in Freehold Land and Buildings is L52,050 in respect of land which is non-depreciable.

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

11. TANGIBLE FIXED ASSETS (CONTINUED)
    B)  COMPANY

                                    FILM LIBRARY   FREEHOLD   PHOTOGRAPHIC    FIXTURES      MOTOR       TOTAL
                                    ------------    LAND &     EQUIPMENT      FITTINGS    VEHICLES   ------------
                                                  BUILDINGS   ------------  ------------  ---------
                                         L        ----------       L             L            L           L
                                                      L
COST OR VALUATION
At 1 December 1996
Cost..............................       --          502,616    1,291,952        263,416     34,961     2,092,945
Valuation.........................     2,147,147      --           --            --          --         2,147,147
Additions.........................       --           --          229,396        --          --           229,396
Disposals.........................       --           --           --            --          --           --
                                    ------------  ----------  ------------  ------------  ---------  ------------
AT 30 NOVEMBER 1997...............    L2,147,147    L502,616   L1,521,347      L 263,416    L34,961    L4,469,488
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------
DEPRECIATION
At 1 December 1996................       --           93,895      874,132        175,352     29,004     1,172,383
Charge for year...................       --            9,011      224,964         38,005      1,490       273,470
Reclassifications.................       --           --           --            --          --           --
Disposals.........................       --           --           --            --          --           --
                                    ------------  ----------  ------------  ------------  ---------  ------------
AT 30 NOVEMBER 1997...............     L  --        L102,906   L1,099,096      L 213,357    L30,494    L1,445,853
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------
NET BOOK VALUE AT 30 NOVEMBER 1997    L2,147,147    L399,711    L 422,251      L  50,059    L 4,467    L3,023,635
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------
LEASED ASSETS NET BOOK VALUE AT 30
  NOVEMBER 1997...................     L  --         L --       L 153,948      L  --        L --        L 153,948
                                    ------------  ----------  ------------  ------------  ---------  ------------
                                    ------------  ----------  ------------  ------------  ---------  ------------

 Included in Freehold Land and Buildings is L52,050 in respect of land which is non-depreciable.

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

12.  INVESTMENTS

    The following non-listed investments are carried at cost by the company:

                                                                                       1997
                                                                                     ---------
                                                                                         L
Shares in subsidiaries.............................................................     L6,040
                                                                                     ---------
                                                                                     ---------

                                          COUNTRY OF
          SUBSIDIARY COMPANY             INCORPORATION  SHAREHOLDING     NATURE OF BUSINESS
---------------------------------------  -------------  -------------  -----------------------
Allsport (UK) Limited..................           UK           100%         Sports photo sales
Allsport Photography USA Inc...........          USA           100%         Sports photo sales

13.  DEBTORS: AMOUNTS DUE WITHIN ONE YEAR

                                                                                         GROUP         COMPANY
                                                                                     -------------  -------------
                                                                                         1997           1997
                                                                                     -------------  -------------
                                                                                           L              L
Trade debtors......................................................................      1,686,849       --
Other debtors......................................................................         66,882         41,355
Prepayments........................................................................        128,631       --
Due from subsidiaries..............................................................       --            1,034,270
Deferred tax.......................................................................         41,164       --
                                                                                     -------------  -------------
                                                                                        L1,923,526     L1,075,625
                                                                                     -------------  -------------
                                                                                     -------------  -------------

14.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                         GROUP         COMPANY
                                                                                     -------------  -------------
                                                                                         1997           1997
                                                                                     -------------  -------------
                                                                                           L              L
Trade creditors....................................................................        555,022       --
Bank loans and overdrafts..........................................................        137,500        137,500
Obligations under finance lease contracts (note 16)................................         49,657         40,890
Social security and other taxes....................................................        191,288          3,630
Other creditors....................................................................         13,984         13,984
Accruals and deferred income.......................................................        511,681        123,774
UK Corporation tax.................................................................        288,350       --
                                                                                     -------------  -------------
                                                                                        L1,747,482       L319,778
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

15. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                              GROUP      COMPANY
                                                                                            ----------  ----------
                                                                                               1997        1997
                                                                                            ----------  ----------
                                                                                                L           L
Bank loans................................................................................     663,542     663,542
Obligations under finance lease contracts (note 16).......................................     143,585     143,585
                                                                                            ----------  ----------
                                                                                              L807,127    L807,127
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                                                                              GROUP      COMPANY
                                                                                            ----------  ----------
                                                                                               1997        1997
                                                                                            ----------  ----------
                                                                                                L           L
BANK LOANS DUE AFTER MORE THAN ONE YEAR
Between one and two years.................................................................     160,000     160,000
Between two and five years................................................................     477,292     477,292
After five years..........................................................................      26,250      26,250
                                                                                            ----------  ----------
                                                                                              L663,542    L663,542
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The bank loans are secured by a legal mortgage over the freehold property of the company, and a mortgage debenture over the company's fixed and floating assets.

16. OBLIGATIONS UNDER FINANCE LEASE CONTRACTS

    The future minimum lease payments to which the group and company are committed under finance leases are as follows:

                                                                                              GROUP      COMPANY
                                                                                            ----------  ----------
                                                                                               1997        1997
                                                                                            ----------  ----------
                                                                                                L           L
Within one year...........................................................................      49,657      40,891
Between one and two years.................................................................     128,842     128,842
Between two and five years................................................................      14,743      14,743
                                                                                            ----------  ----------
                                                                                              L193,242    L184,476
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Obligations payable within one year.......................................................      49,657      40,891
Obligations payable after one year........................................................     143,585     143,585
                                                                                            ----------  ----------
                                                                                              L193,242    L184,476
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

17. DEFERRED TAXATION

    Details of deferred taxation provided in the financial statements are set out below.

    a)  Group

                                                                                                      1997
                                                                                              --------------------
                                                                                              PROVIDED      NOT
                                                                                              ---------  PROVIDED
                                                                                                  L      ---------
                                                                                                             L
Accelerated capital allowances..............................................................    L11,750    L60,109
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    b)  Company

                                                                                                      1997
                                                                                              --------------------
                                                                                              PROVIDED      NOT
                                                                                              ---------  PROVIDED
                                                                                                  L      ---------
                                                                                                             L
Accelerated capital allowances..............................................................    L11,750    L86,150
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Timing differences arising from capital allowances are partially provided for to the extent that such differences will reverse in the foreseeable future. No tax liability is expected to arise in the foreseeable future on revalued assets and accordingly this is not provided or quantified.

18. CONTINGENT LIABILITIES

    Allsport Photographic plc. has entered into an unlimited cross guarantee with Allsport (UK) Limited in respect of bank borrowings.

19. CAPITAL COMMITMENTS

                                                                                                  GROUP      COMPANY
                                                                                                ---------  -----------
                                                                                                  1997        1997
                                                                                                ---------  -----------
                                                                                                    L           L
Authorised but not contracted for.............................................................    L --        L --
                                                                                                ---------  -----------
                                                                                                ---------  -----------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

20. CALLED-UP SHARE CAPITAL

                                                                                                           1997
                                                                                                        ----------
                                                                                                            L
AUTHORISED
100,000 Ordinary shares of L1 each....................................................................    L100,000
                                                                                                        ----------
                                                                                                        ----------
ALLOTTED, CALLED-UP AND FULLY PAID
64,775 Ordinary shares of L1 each.....................................................................    L 64,775
                                                                                                        ----------
                                                                                                        ----------

    During the year options to subscribe for 775 L1 ordinary shares in Allsport Photographic plc. (the "Company") were exercised by a former director at an option price of L20 per share.

    On 23 December 1997, outstanding options to subscribe for 14,325 Company shares were abandoned for no consideration. On the same date, the Company established an Employee Benefit Trust (EBT) and, following the gift of L200,000 by the Company to the EBT, the EBT subscribed for 14,541 ordinary L1 shares in the Company. Options were granted, at a nominal exercise price, for these shares to be purchased by Group Company employees. Options to purchase 1,318 Company shares were subsequently exercised by four of these optionholders.

    Prior to the sale of the Company, 19,140 of the allotted share capital were re-categorised into 19,140 'A' ordinary L1 shares. Of the authorised but unissued share capital, 200 ordinary L1 shares were re-categorised into 2,000,000 'B' ordinary 0.01p shares.

    The 'A' ordinary L1 shares and the 'B' ordinary 0.01p shares rank pari passu in all respects except that the directors had a one-off right in respect of the 'A' ordinary shares to pay, and the shareholders had a one-off right to receive, a bonus issue of 100 'B' ordinary 0.01p shares for such 'A' ordinary L1 shares held. On 12 January 1998 a bonus issue was paid to all holders of 'A' ordinary L1 shares.

    As part of the acquisition of the Company by Getty Communications plc. and Getty Images Inc. all Company shares held by the EBT were exchanged for 4,671,204 worth of Getty Images Inc. shares of common stock of 1 cent each, this being calculated as the value of Company shares then held by the EBT. In accordance with the EBT scheme rules, existing options to purchase Company shares were replaced with options to purchase Getty Images Inc. shares of common stock of 1 cent each.

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

21. RESERVES

    A)  GROUP

                                        REVALUATION    FOREIGN    CAPITAL     SHARE       PROFIT        TOTAL
                                          RESERVE     CURRENCY   RESERVES    PREMIUM      & LOSS     ------------
                                        ------------  RESERVES   ---------   ACCOUNT     ACCOUNT
                                             L        ---------      L      ---------  ------------       L
                                                          L                     L           L
At 1 December 1996....................     2,094,933     58,373     26,546      6,405     1,438,079     3,624,336
Prior Year Adjustment.................       --          --         --         --           (80,030)      --
                                        ------------  ---------  ---------  ---------  ------------  ------------
Restated at 1 December 1996...........     2,094,933     58,373     26,546      6,405     1,358,049     3,544,306
Share premium on share issue..........                                         14,725                      14,725
Foreign Currency Translation..........       --          (9,807)    --         --           --             (9,807)
Profit for the year...................       --          --         --         --           236,263       236,263
                                        ------------  ---------  ---------  ---------  ------------  ------------
AT 30 NOVEMBER 1997...................    L2,094,933    L48,566    L26,546    L21,130    L1,594,312    L3,785,487
                                        ------------  ---------  ---------  ---------  ------------  ------------
                                        ------------  ---------  ---------  ---------  ------------  ------------

    B)  COMPANY

                                                  REVALUATION     CAPITAL      SHARE     PROFIT &       TOTAL
                                                    RESERVE     REDEMPTION    PREMIUM      LOSS      ------------
                                                  ------------    RESERVE     ACCOUNT     ACCOUNT
                                                       L        -----------  ---------  -----------       L
                                                                     L           L           L
At 1 December 1996..............................     2,094,933      20,000       6,405     (518,860)    1,602,478
Share premium on share issue....................                                14,725                     14,725
Profit for the year.............................       --           --          --        1,309,669     1,309,669
                                                  ------------  -----------  ---------  -----------  ------------
AT 30 NOVEMBER 1997.............................    L2,094,933     L20,000     L21,130     L790,809    L2,926,872
                                                  ------------  -----------  ---------  -----------  ------------
                                                  ------------  -----------  ---------  -----------  ------------

    The company results of Allsport Photographic plc., for the year, reflect an exceptional credit of L819,483 being the waiver of monies due to its subsidiary company Allsport (UK) Limited.

    Provision has also been made for the receipt of a dividend of L845,000 from its subsidiary company Allsport (UK) Limited.

22. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                          GROUP         COMPANY
                                                                                      -------------  -------------
                                                                                          1997           1997
                                                                                      -------------  -------------
                                                                                            L              L
Profit for the financial year.......................................................        236,263      1,309,669
Other recognised gains and losses...................................................         (9,807)      --
Share capital issued................................................................            775            775
Share premium on share options exercised............................................         14,725         14,725
Prior year adjustments..............................................................        (80,030)      --
Opening shareholders' funds.........................................................      3,688,336      1,666,478
                                                                                      -------------  -------------
Closing shareholders' funds.........................................................     L3,850,262     L2,991,647
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                           ALLSPORT PHOTOGRAPHIC PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 NOVEMBER 1997

23. POST BALANCE SHEET EVENTS

    On 9 February 1998, the shareholders of Allsport Photographic plc., (the "Company"), sold their entire shareholdings in the company to Getty Communications plc., (a company registered in England and Wales, whose name has since been changed to Getty Communications Limited) and Getty Images Inc. (a Delaware corporation).

    The shares of Getty Images Inc. are quoted on the US NASDAQ exchange.

    Prior to the sale of the company to Getty Communications plc., and Getty Images Inc., and independently of the sale transaction, an Employee Benefit Trust (EBT) was established by the Company to subscribe for Company shares, further details of which are set out in Note 20.

    Pursuant to the sale of the company an amount of L584,000 was paid to a former director Mr. A. Duffy in respect of certain agreements he had with the company.

Auditors' report page F-16.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GETTY IMAGES, INC.

                                By:              /s/ LAWRENCE GOULD
                                     -----------------------------------------
                                                Name: Lawrence Gould
Date: April 27, 1998                       Title: Chief Financial Officer